United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                 April 19, 2005
                                 --------------


                                   FNB BANCORP
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


                000-49693                           92-2115369
         (Commission File Number)        (IRS Employer Identification No.)


            975 El Camino Real, South San Francisco, California 94080
             (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (650) 588-6800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

         On April 19, 2005, the registrant (FNB Bancorp) announced receipt of the regulatory approvals required to consummate the acquisition of Sequoia National Bank (San Francisco, California), to be effected through a merger with its subsidiary, First National Bank of Northern California, under the terms of the Acquisition Agreement dated November 5, 2004, as amended, signed by the two banks. The other party to the Acquisition Agreement, Hemisphere National Bank (Miami, Florida), has withdrawn from the transaction. Approval of the Office of the Comptroller of the Currency was issued on April 13, 2005, and approval of the Federal Reserve Bank of San Francisco was issued on April 14, 2005. As previously reported, the shareholders of Sequoia National Bank approved the Acquisition Agreement at a Special Meeting of Shareholders held on March 16, 2005. Subject to the satisfaction of certain additional conditions, including the delivery of audited and interim financial statements for Sequoia National Bank, the closing is presently expected to occur on April 30, 2005.

         A copy of the Press Release issued by the registrant on April 19, 2005, is attached to this report as Exhibit 99.27 and is incorporated here by reference.

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits 99.27       Press Release dated April 19, 2005, announcing
                              receipt of regulatory approvals to acquire Sequoia
                              National Bank



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FNB BANCORP (Registrant)


Dated:  April 19, 2005.                    By: /s/ JAMES B. RAMSEY
                                               ---------------------------------
                                               James B. Ramsey
                                               Senior Vice President and
                                               Chief Financial Officer

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